Exhibit 10.54

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED DECEMBER 27, 2005, AS AMENDED ENTERED INTO BY DVL, INC., AS BORROWER AND PEMMIL FUNDING LLC, AS LENDER

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of December 31, 2009, by and between DVL, INC., a Delaware corporation having its principal place of business at 70 East 55th Street, 7th Floor, New York, New York 10022 (the "Borrower"), and PEMMIL FUNDING LLC, a New York limited liability company (the “Lender”).

WITNESSETH:

WHEREAS, pursuant to that certain Loan and Security Agreement, dated December 27, 2005, between Borrower and Lender, as amended by Amendment No. 1 to Loan and Security Agreement, dated march 15, 2007, and as further amended by Amendment No. 2 to Loan and Security Agreement, dated November 10, 2008 (as amended, the “Original Loan Agreement”), Lender made a loan (the “Original Loan”) to Borrower in the original principal amount of $2,500,000;

WHEREAS, the Borrower has to date made principal payments on the Original Loan resulting in the outstanding principal balance of the Original Loan being reduced to $1,128,563.21;

WHEREAS, the Original Loan matures on December 31, 2009;

WHEREAS, the Original Loan was secured by a first priority lien on the Shares which lien was subsequently subordinated to a loan in favor of Conestoga Bank, as successor-in-interest to First Penn Bank (the “Senior Lender”) in the amount $1,500,000 pursuant to the terms of that certain Intercreditor Agreement, dated June 5, 2006, between Senior Lender and the Lender;

WHEREAS, the Borrower has requested that the Lender extend the maturity date of the loan to December 31, 2011 and in connection therewith the Lender has agreed to do so subject to the Lender obtaining additional collateral for the Loan and subject to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend and restate the Original Loan Agreement in its entirety and agree as follows:

1.             BACKGROUND

1.1           Defined Terms  As used in this Agreement, the following terms shall have the following meanings (all terms defined in this Article I or other provisions in the singular shall have the same meanings when used in the plural and vice versa):

"Affiliate" - With respect to a specified Person, (i) a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person, (ii) any Person who is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person has a substantial beneficial interest and (iv) the spouse, issue, or parent of the specified Person.

“Asset Servicing Agreement” – That certain Asset Servicing Agreement dated March 27, 1996, among Borrower, Professional Services Corporation, K. M. Realty Corporation and NPO Management LLC, as amended, extended or modified.

“Borrower Subsidiary” – shall mean any entity wholly-owned, directly or indirectly through one or more entities, by the Borrower.

“Business Day” - Any day on which banking institutions in New York, New York, are open for the transaction of banking business.

“Capital Transactions” – shall mean a sale, transfer, exchange or other disposition, refinancing, financing, condemnation or casualty affecting all or a portion of the Borrower’s or a Borrower Subsidiary’s assets.

“Change of Control” - shall mean an acquisition by an individual or legal entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of more than 50% of the voting rights or capital stock of the Borrower, other than any Permitted Holder.

“Collateral” – shall mean the Pledged Loans and the Shares.

“Collateral Assignments” – as defined in Section 4.1.

“Corporation” – S2 Holdings, Inc., a Delaware corporation.

“Default Rate” – shall mean the Interest Rate plus 6% per annum, compounded monthly.

“Governmental Authority” - Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

“Interest Rate” – 12% per annum, compounded monthly.

“Lease” – shall mean a lease for space at a Property.

“Lien” - Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

“Loan” - as defined in Section 2.1.

“Loan Amount” – $1,128,563.21

“Loan Documents” – This Agreement, the Note, the Collateral Assignments and any other documents entered into in connection herewith and any and all amendments, modifications, replacements, restatements, and substitutions thereto..

“Maturity Date”- December 31, 2011

“Net Proceeds” – The excess, if any, of (i) all cash amounts received by the Borrower or a Borrower Subsidiary in connection with a Capital Transaction over (ii) the sum of (a) all reasonable costs and expenses (including the satisfaction of any debt that is the subject of such Capital Transaction) incurred in connection with such Capital Transaction and (b) any payments required to be made by Borrower from such Capital Transaction to the Gross Settlement Fund established in connection with the disposition of the 1992 class action litigation in which the Borrower was a defendant.

"Note" - the Second Amended and Restated Term Note, dated December 31, 2009, from Borrower to Lender in the original principal amount of $1,128,563.21, together with any and all amendments, modifications, replacements, restatements, and substitutions thereto.

"Obligations" - all of the indebtedness, liabilities and obligations of the Borrower to the Lender, whether now existing or hereafter arising, whether or not currently contemplated, direct or indirect, joint or several, certain or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising out of or incurred under this Agreement or the Note, including, without limitation, the Loans, and including in every case interest thereon and all other amounts payable in respect thereof pursuant to this Agreement.

“Organizational Documents” – With respect to any Person, to the extent applicable, its certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, operating agreement, by-laws and all other equity holder agreements, voting trusts and similar arrangements applicable to the equity interests of such Person.

“Permitted Holder” means any Person or group that, as of the date of this Agreement, beneficially owns (as defined in Section 13(d) of the Exchange Act) greater than 10% of the Company’s common stock.

“Pledged Loans” – means those certain loans listed on Exhibit A hereto, together with any substitutions or replacements therefor.

“Properties” – means the real properties and improvements located thereon which secure the Pledged Loans.

“Senior Lender” – as defined in the Recitals.

“Shares” – means 100 shares of common stock of the Corporation, together with any (i) stock certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, or sale of assets, combination of shares or stock splits, (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Shares, or otherwise, and (iii) dividend or distributions payable in cash or property at such time, if at all, that the entire unpaid balance of principal of and interest on the Note outstanding has become due and payable in accordance with Article 5 hereof.

“UCC” – The Uniform Commercial Code of the State of New York as in effect from time to time.

1.2           Borrower.  Borrower is a corporation organized under the laws of the State of Delaware.

1.3           Use of Loan Proceeds.  Borrower represents and warrants that it previously obtained from Lender for a loan in the amount of TWO MILLION FIVE HUNDRED THOUSAND AND XX/100 ($2,500,000) (“Loan”), the proceeds of which were used for the repayment of the Borrower’s existing indebtedness.

1.4           Loan.  Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, the Lender agrees to make a loan to the Borrower in a principal amount equal to the Loan Amount, and Borrower agrees to accept and repay the Loan.

1.5           Rules of Interpretation.

(a)           A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any law includes any amendment or modification to such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)           The words "include", "includes" and "including" are not limiting.

(f)           The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(g)           Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

(h)           This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Lender and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Lender merely on account of the Lender's involvement in the preparation of such documents.

2.             LOAN PROVISIONS.

2.1           Amount of Loan.  Subject to the terms and conditions set forth in this Agreement, on the date hereof, the Lender agrees to lend to the Borrower an aggregate amount equal to the Loan Amount.

2.2           Maturity Date.  The Loan shall mature on the Maturity Date.

2.3           Interest Rate and Payment Terms.  The Loan shall be payable as to interest and principal in accordance with the provisions of this Agreement and the Note.  This Agreement also provides for prepayment rights.

2.3.1           Payment and Calculation of Interest.  All interest shall be: (a) payable in arrears commencing the first Business Day of the month immediately following the month in which the Loan is made and on the first Business Day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated at the Interest Rate, or, from and after an Event of Default, the Default Rate, on the basis of a 360 day year and the actual number of days elapsed; provided, however, that so long as there is then no Event of Default, the Borrower shall not be required to make monthly interest payments provided above except in connection with the mandatory prepayments relating to a Capital Transaction required to be made under Section 2.3.3 hereof, and any accrued interest that is not paid when due as provided above (subject to applicable grace periods under Section 5.1.1) shall be added to the principal amount of the Loan.

2.3.2           Principal.   The entire principal balance of the Loan shall be due and payable in full on the Maturity Date.

2.3.3           Voluntary Prepayment.  The Loan or any portion thereof may be prepaid in full or in part by the Borrower at any time upon three (3) days prior written notice to the Lender, without premium or penalty.  Any voluntary prepayment shall be applied first to interest and then to principal.

2.3.4           Mandatory Prepayment.  The Borrower shall be required to make a prepayment on account of the Loan, which mandatory prepayment shall be applied first to interest and then to principal:

(i)           upon the consummation of a Capital Transaction which results in Net Proceeds, in an amount equal to 50% of the Net Proceeds,

(ii)          in full upon (x) the expiration, cancellation or termination of the Asset Servicing Agreement or (y) a Change in Control;

(iii)         during the continuance of an Event of Default, (x) upon the receipt of any payments on account of a Pledged Loan, 100% of the amount of such payment, and (y) upon the receipt of any dividends or other payments on account of the Shares, 100% of the amount of such dividend or other payment less any amounts from such dividend or other payment required to be paid to the Senior Lender.

2.3.5           Maturity.  On the Maturity Date all accrued interest, principal and other charges due with respect to the Loan shall be due and payable in full.

2.3.6           Method and Application of Payment; Date of Credit.  All payments of interest and principal shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments, unless required by applicable law.  All payments received on account of the Loan shall be applied first accrued and unpaid interest and then to principal.

2.4           Acceleration.  The Lender may, in its sole discretion, accelerate the Loan after the occurrence and during the continuance of an Event of Default.

3.             REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1                Representations and Warranties.  The Borrower hereby represents and warrants to the Lender as follows:

3.1.1           Organization.  The Borrower (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (2) has all requisite company power to own its property and conduct its business as now conducted and as presently contemplated, and (3) is in good standing as a foreign limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a material adverse effect on the Borrower.

3.1.2           Due Execution.  The execution, delivery and performance of this Loan Agreement and the other documents entered into in connection herewith to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (a) are within the authority of the Borrower, (b) have been duly authorized by all necessary corporate action, (c) do not conflict with the Organizational Documents, or (d) do not conflict with, cause a breach of default under or give any other entity or person a right of termination, amendment or acceleration or cancellation of, or result in the creation of a lien on any asset of the Borrower, pursuant to the terms of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Borrower is a party or by which the Borrower or any of its properties or assets is bound or affected, except, in the case of this clause (e), as would not have a material adverse effect on the Borrower.

3.1.3           Enforceability.  The execution and delivery of this Loan Agreement and the other documents to be entered into in connection herewith to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.1.4           Consents.  The execution, delivery and performance by the Borrower of this Loan Agreement and the other documents to be entered into in connection herewith to which it is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, other than required filings with the Securities and Exchange Commission.

3.1.5           Litigation.  There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower before any governmental agency that, if adversely determined, might, either in any case or in the aggregate, (i) have a material adverse effect on the Borrower or (ii) materially impair the right of the Borrower and its subsidiaries, considered as a whole, to carry on business substantially as now conducted by them.

3.1.6             No Violations.  The Borrower is not in violation of any provision of its Organizational Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a material adverse effect on the Borrower.

3.1.7             Representations with Respect to the Shares.  The Borrower is the legal and beneficial owner of the Shares, and except for the lien granted hereunder to the Lender and the lien granted in favor of Senior Lender, are owned by the Borrower free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, security interest or other encumbrance in such shares or the proceeds thereof.  The pledge of the Shares pursuant to this Agreement creates a valid security interest in such Shares as security for the prompt and full satisfaction of the Obligations and the Lender shall, upon delivery of such Shares to it, have a perfected security interest in such Shares junior only to the lien of the Senior Lender.  The Shares represent all of the issued and outstanding stock of the Corporation.

3.1.8             Representations with Respect to the Pledged Loans. Except for the lien granted hereunder to the Lender, Borrower is the legal and beneficial owner of the Pledged Loans, free and clear of any Liens.  The pledge of the Pledged Loans pursuant to this Agreement creates a valid security interest in the Pledged Loans as security for the prompt and full satisfaction of the Obligations and the Lender shall, upon delivery of such Pledged Loans to Lender, together with such assignment documents as Lender may request Lender will have a perfected first priority security interest in the Pledged Loans.  The Pledged Loans constitute valid mortgage loans which are recorded in the appropriate land records and are secured by the applicable Property.

3.1.9             Taxes.  Borrower and has made all required tax filings and have paid all federal, state and local taxes applicable to them and/or their respective assets.

3.1.10           Bankruptcy Filings.  The Borrower is not contemplating either a filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any of the Borrower.

3.1.11           Options.  No Person holds a right of first refusal or option to purchase with respect to the Shares or Pledged Loan.

3.1.12           Investment Company.  Borrower is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.1.13           Holding Company.  Borrower is not a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 3.2                Covenants.  The Borrower covenants and agrees as follows:

3.2.1           Books and Records.  The Borrower shall keep and maintain proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and all items of income and expense in connection with its business and operations and in connection with any services, equipment or furnishings provided in connection with the operation of the business of the Borrower, whether such income or expense is realized thereby or by any other person or entity.

3.2.2           Tax Returns.  The Borrower shall cause all tax returns required to be filed by it to be filed on a timely basis and any taxes due on account thereof to be paid on a timely basis, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

3.2.2           Organizational Documents.  Except with the prior written consent of the Lender, the Borrower shall not permit to be modified, amended, supplemented or terminated in any material respect, or the Corporation’s Organizational Documents, or any of them.

3.2.4           Legal Existence.  The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises.

3.2.5           Security Agreements and Financing Statements.  As of the date of closing hereunder, there shall be no matters of record with respect to the Properties other than those of record as of the date hereof.

3.2.6           Insurance.  The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

3.2.7           Compliance with Laws.  The Borrower will comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, (b) the provisions of its Organizational Documents, (c) all material agreements and instruments by which it or any of its properties may be bound, and (d) all applicable decrees, orders, and judgments.  If any authorization, consent, approval, permit or license from any office, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower is a party, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

3.2.8           Indemnification.  Borrowers shall at all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless Lender and all those claiming by, through or under Lender (“Indemnified Party”) (to the extent not paid by Borrowers in this Section 3.2.8 or under the applicable provisions of this or any other Loan Document) against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, reasonable attorneys’ fees and experts’ fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Security Documents) be imposed upon, incurred by or asserted or awarded against the Indemnified Party and arising from or out of:

(i)           any liability for damage to person or property arising out of any violation of any applicable legal requirement by the Borrower,

(ii)          as a result of litigation that may arise in connection with the Borrower’s activities (excluding the Loan or the Loan Documents), or

(iii)         any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder’s fees in respect of the Loan.

Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of claims arising from acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party.

3.2.9           Costs and Expenses. Borrower shall pay all legal fees reasonably incurred by Lender in connection with the implementation of the Loan and the administration of the Loan, and reasonably incurred by the Lender in connection with the enforcement of the Lender’s rights under the Loan Documents.  Borrowers’ obligations to pay such costs and expenses shall include, without limitation, all attorneys’ fees and other costs and expenses for preparing and conducting litigation or dispute resolution arising from any breach by Borrower of any covenant, warranty, representation or agreement under any one or more of the Loan Documents.  Unless an Event of Default has occurred and is then continuing, the Lender shall use its best efforts to notify the Borrower prior to the incurrence of any such cost or expense if the aggregate amount of such costs and expenses in any one calendar year will exceed $5,000.00; provided, however, that the failure to provide such notice shall not affect in any manner whatsoever on the Borrowers’ obligations hereunder.

3.2.10           Transfer of Shares; Issuance of Additional Share.  Except for the lien granted in favor of the Senior Lender, the Borrower shall not sell, assign or otherwise encumber the Shares until the Obligations are satisfied in full.  The Borrower shall not consent to the issuance of, or permit the Corporation to issue, any additional equity interests in the Corporation.

3.2.11           Transfer of Pledged Loans.  The Borrower shall not sell, assign or otherwise encumber the Pledged Loans until the Obligations are satisfied in full.  The Borrower shall not consent to any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver to the Pledged Loans or any documents constituting a portion thereof.

3.2.12           Leases.  Borrower shall notify Lender immediately upon becoming aware of the breach of any material condition contained in any Lease by any lessee thereunder and Borrower shall make all commercially reasonable efforts to cause said breach to be cured by the lessee.  Borrower will not consent to any modification of a Lease, the effect of which could have a material adverse effect on the value of the applicable Property.

3.2.13           Further Assurances.  Borrower shall execute, re-execute, cause third parties involved in the loan transaction to execute and/or re-execute and to deliver to Lender or its legal counsel, as may be deemed appropriate, any document or instrument signed in connection with the Loan which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the closing of the Loan, but which was not so signed and delivered.  Borrower agrees to comply with any written request by Lender within ten (10) days after receipt by Borrower of such request.

4.           COLLATERAL SECURITY, PLEDGE

As security for the prompt and full satisfaction and payment of the Obligations, the Borrower hereby pledges and assigns the Shares and the Pledged Loans to the Lender and grants the Lender a security interest therein subject only, in the case of the Shares, to the lien of the Senior Lender.  The Borrower shall deliver, upon execution of this Agreement, Collateral Assignments of Note, Mortgage and Other Documents from Borrower to Lender (the “Collateral Assignments”) with respect to the Pledged Loans.

5.           EVENTS OF DEFAULT

5.1           Default.  If any one or more of the following events ("Events of Default") shall occur and be continuing with respect to the Borrower, the entire unpaid balance of principal of and interest on the Note outstanding shall immediately become due and payable upon written notice to that effect given to the Borrower by the Lender (except that in the case of the occurrence of any Event of Default described in subparagraph 5.1.5 hereof, no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower:

5.1.1           Payments.  Failure by the Borrower to make any payment of principal or interest upon the Note when due; or

5.1.2           Covenants.  Failure by a Borrower to perform or observe in any material respect any of the covenants or agreements contained in Section 3.2 hereof; or

5.1.3           Representations and Warranties.  Any representation or warranty made by the Borrower to the Lender hereunder or in connection with the making of the Loans shall have been false or misleading in any material respect when made or delivered; or

5.1.4           Default under a Loan Document.  Any other default in any material respect in the performance of any term or provision of the Note, or of any of the other Loan Documents, or a breach, or other failure to satisfy, in any material respect, any other term, provision, condition or warranty under the Note, or any other Loan Document, regardless of whether any then undisbursed portion of the Loan is sufficient to cover any payment of money required thereby, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured.

5.1.5           Financial Status and Insolvency.  The Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of the Borrower, or of the whole or any substantial part of the property or assets of the Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of the Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; or (ix) have an attachment or execution levied against any substantial portion of the property of the Borrower or against any substantial portion of the Collateral which is not discharged or dissolved by a bond within sixty (60) days; or

5.1.6           Loan Documents.  If any Loan Document for any reason other than the satisfaction in full of all Obligations shall cease to be in full force and effect (other than in accordance with its terms), thereby preventing the Lender from obtaining the practical realization of the benefits thereof, or if any Loan Document shall be declared null and void, or if the Liens and security interests purported to be created by any of the Loan Documents shall cease to be valid, perfected, first priority (except as otherwise expressly provided herein) security interests;

5.1.7           Judgments.  One or more judgments or decrees shall be entered against the Borrower involving a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments exceeds $250,000.

5.1.8           Change of Control.  If a Change of Control shall occur.

5.1.9           Termination of Asset Servicing Agreement.  If the Asset Servicing Agreement shall expire or be cancelled or terminated.

5.1.10           Default of Other Obligations.  Any failure by the Borrower to pay at maturity, or within any applicable grace period, any obligation for borrowed money, or in respect of any capitalized lease, in an aggregate amount exceeding $500,000, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which the Borrower is bound, evidencing or securing borrowed money, or in respect of any capitalized lease, such that the holder or holders thereof or of any obligations issued thereunder have accelerated the maturity thereof.

5.2           Remedies.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loans, the Lender, if owed any amount with respect to the Loan, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other documents entered into in connection herewith or any instrument pursuant to which the Obligations to the Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender.  No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  In addition to all of its other rights and remedies hereunder the Lender shall have all of the rights and remedies of a secured party under the UCC from time to time and shall comply with all procedures thereunder for disposition and sale of the Collateral.  The Lender shall have the right to sell or otherwise dispose of all or any of the Collateral subject to appropriate UCC rules.  Such sales may be adjourned and continued from time to time, with or without notice.  To enable the Lender to effect any such sale, assignment and/or transfer and to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, the Borrower hereby makes, constitutes and appoints the Lender as the true and lawful attorney, in its name, place and stead, and for its account and risk, to make, executed and deliver any and all assignments or other instruments which the Lender may deem necessary or proper to effectuate the authority hereby conferred by signing the Borrower’s name only or by signing the same as its attorney-in-fact, as may be deemed by the Lender to be necessary or proper in connection with any sale, assignment, or transfer of all or any part of the Collateral.  The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable so long as any portion of the Obligations remains unpaid in whole or in part.  The Lender may purchase all or any part of the Collateral at public sale or, if permitted by law, private sale, subject to appropriate UCC rules, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

5.3           Remedies of the Essence.  The various rights and remedies of the Lender under this Agreement are of the essence of the Agreement, and the Lender shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

5.4           Recourse.  The Loan shall be fully recourse to the Borrower and all of its assets.

6.           MISCELLANEOUS

6.1           Notices.  Any notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be given either by personal delivery sent postage prepaid by registered or certified mail, return receipt requested or sent by overnight carrier, or via facsimile followed by certified mail and shall be deemed to have been given when evidence of receipt is received by the sender in each case addressed as follows:

if to Lender:

Pemmil Funding LLC
70 East 55th Street, 7th Floor
New York, New York 10022
Attention:  Mr. Jay Chazanoff
Facsimile No.:  (212) 350-9911

if to Borrower:

DVL, INC.
70 East 55th Street, 7th Floor
New York, New York 10022
Attention:  Chief Financial Officer
Facsimile No.:  (212) 350-9911

with a copy to:

Mr. Alan Casnoff
1321 Intrepid Avenue
Suite 200
Philadelphia, PA 19112
Fax:  215-320-3785

A party hereto may change the address to which notices shall be sent by written notice to all other parties hereto (said change of addresses to be effective upon receipt by all other parties hereto).

6.2           Lender's Right to Perform on a Borrower's Behalf.  If the Borrower shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it hereunder or under the Note, the Lender may (but shall not be obligated to) do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of the Borrower, and the Borrower hereby authorizes the Lender so to do.

6.3           Lender's Right to Use Agents and to Act in Name of Borrower.  The Lender may exercise its rights and remedies hereunder or under the Note through an agent or other designee and, in the exercise thereof, the Lender or any such other Person may act in its own name or in the name and on behalf of the Borrower.

6.4           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law thereof.

6.5           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

6.6           Entire Agreement.  This Agreement embodies the entire agreement among the Borrower and the Lender relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

6.7           Successors and Assigns.  All of the provisions of this Agreement shall be binding and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower is not permitted to make any assignment except with the prior written consent of Lender.

6.8           Captions.  Captions to Sections and subsections of, and Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

6.9           Pronouns and Gender.  All pronouns and variations thereof used herein shall, regardless of the pronoun actually used, be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may, in the context in which such pronoun is used, require.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first set forth above.

LENDER:

PEMMIL FUNDING LLC

By:	/s/ Jay Chazanoff
Name: Jay Chazanoff Title: Executive Officer

BORROWER:

DVL, INC.

By:	/s/ Alan Casnoff
Name: Alan Casnoff Title: Chief Executive Officer

Exhibit A

PLEDGED LOANS

Loan made by DVL, Inc., as successor in interest to Kenbee Management-Oklahoma, Inc. to Sonya Associates Limited Partnership in the original principal amount of $1,322,000

Loan made by DVL, Inc., as successor in interest to Kenbee Management-Oklahoma, Inc. to Douglas Associates in the original principal amount of $1,496,000